Exhibit 3.3

BYLAWS

OF

FORTINET, INC.

BYLAWS

OF

FORTINET, INC.

i

BYLAWS

OF

FORTINET, INC.

SUMMARY OF AMENDMENTS

Section	Effect of Amendment	Date of Amendment

ii

BYLAWS

OF

FORTINET, INC.

ARTICLE I - OFFICES

Section 1:    Principal Offices.    The Board of Directors (the “Board”) of the Corporation shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware.

Section 2:    Other Offices.    The Corporation may also have offices at such other places as the Board may from time to time designate, or as the business of the Corporation may require.

ARTICLE II - STOCKHOLDERS

Section 1:    Place of Meetings.    All meetings of the stockholders shall be at any place within or without the State of Delaware designated by the Board or by unanimous written consent of all the persons entitled to vote thereat. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2:    Annual Meetings.    The annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board. The date so designated shall be within thirteen (13) months after the last annual meeting. At each annual meeting, there shall be elected a Board to serve during the ensuing year and until their successors are duly elected and qualified, and such other business shall be transacted as shall properly come before the meeting. If the annual meeting of the stockholders is not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

Section 3:    Special Meetings.    Special meetings of stockholders may be called at any time by the Board. Special meetings of stockholders shall be called by the President or Secretary upon the written request of one or more stockholders who hold in the aggregate at least ten percent (10%) of the shares of the capital stock entitled to vote at the meeting; such request must state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4:    Notice of Meetings.    Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation, meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 5:    Record Date.    The Board may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 6:    Quorum.    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Section 7:    Adjournments.    Any meeting of stockholders may be adjourned to another time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 8:    Voting and Proxies.    Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

Section 9:    Action at Meeting.    When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

Section 10:    Action Without Meeting.    Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III - DIRECTORS

Section 1:    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2:    Number; Election; Tenure and Qualification.    The Board shall consist of not less than 2 nor more than 7 directors. The board of directors or stockholders shall fix the exact number of directors in the manner provided in these Bylaws, within the limits specified above. Each director shall be elected by the stockholders at the annual meeting and shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be stockholders of the Corporation.

Section 3:    Regular Meetings.    Regular meetings of the Board may be held without notice at such time and place, within or without the State of Delaware, as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 4:    Special Meetings.    Special meetings of the Board may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

Section 5:    Notice of Special Meetings.    Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone or by telegram sent to their business or home address at least forty-eight (48) hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

Section 6:    Place of Meetings.    Meetings of the Board may be held at any place within or without the State of Delaware, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board.

Section 7:    Meetings by Telephone Conference Calls.    Directors or any members of any committee designated by the directors may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 8:    Quorum.    A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum at all meetings of the Board; provided, however, if there is only one (1) director then in office, one (1) director shall constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 9:    Action at Meeting.    At any meeting of the Board at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

Section 10:    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

Section 11:    Removal.    Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 12:    Vacancies.    Unless and until filled by the stockholders, any vacancy in the Board, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 13:    Resignation.    Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 14:    Compensation for Directors.    Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

Section 15:    Committees.    The Board may by resolution designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. If a member of a committee is absent, the other member or members of the committee present at the meeting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member. Any such committee, to the extent provided in the resolution of the Board and subject to Section 141 (c) of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board.

Section 16:    Meetings and Action of Committees.    Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws dealing with meetings of directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV - OFFICERS

Section 1:    Enumeration.    The officers of the Corporation shall consist of a President and a Secretary, and such other officers with such other titles as the Board shall determine.

Section 2:    Election.    The President and Secretary shall be elected by the Board at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board at such meeting or at any other meeting.

Section 3:    Qualification.    The President need not be a director. No officer need be a stockholder. Any two or more offices may be held by the same person.

Section 4:    Tenure.    Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

Section 5:    Resignation and Removal.    Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

The Board, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 6:    Vacancies.    The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 7:    Chairman of the Board and Vice-Chairman of the Board.    If the Board appoints a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board. The Chairman shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him by the Board. If the Board appoints a Vice-Chairman of the Board, the Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board.

Section 8:    President.    The President shall be the chief operating officer of the Corporation, unless otherwise directed by the Board. The President shall also be the chief executive officer of the Corporation unless such title is assigned to a Chairman of the Board.

The President shall, subject to the direction of the Board, have general supervision and control of the business of the Corporation. Unless otherwise provided by the directors, the President shall preside at all meetings of the stockholders and of the Board (except as provided in Section 7 of this Article IV). The President shall perform such other duties and shall have such other powers as the Board may from time to time prescribe.

Section 9:    Vice Presidents.    Any Vice President shall perform such duties and possess such powers as the Board or the President may from time to time prescribe. In the event of the absence, inability or refusal to act as the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

Section 10:    Secretary and Assistant Secretary.    The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 11:    Treasurer and Assistant Treasurer.    The Treasurer may also be designated by the alternate title of “Chief Financial Officer”. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the President or the Treasurer may from time to time prescribe. In the event of the absence,

inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

Section 12:    Controller and Assistant Controllers.    The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Controller shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Controller shall render to the Board, the Chairman and the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation.

The Assistant Controllers shall perform such duties and possess such powers as the Board, the President or the Controller may from time to time prescribe. In the event of the absence, inability or refusal to act of the Controller, the Assistant Controller (or if there shall be more than one, the Assistant Controllers in the order determined by the Board) shall perform the duties and exercise the powers of the Controller.

Section 13:    Bonded Officers.    The Board may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board upon such terms and conditions as the Board may specify, including without limitation a bond for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his control belonging to the Corporation.

Section 14:    Salaries.    Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

ARTICLE V - CAPITAL STOCK

Section 1:    Issuance of Stock.    Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such consideration and on such terms as the Board may determine.

Section 2:    Certificates of Stock.    Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman, if any, of the Board, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 3:    Transfers.    Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 4:    Lost, Stolen or Destroyed Certificates.    The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

ARTICLE VI - INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under the Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation’s obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such individual is or was a director of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such individual is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

ARTICLE VII - GENERAL PROVISIONS

Section 1:    Fiscal Year.    Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall end on December 31, inclusive.

Section 2:    Corporate Seal.    The Corporation may have a corporate seal as approved by the Board.

Section 3:    Execution of Instruments.    The President shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 4:    Waiver of Notice.    Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person (except an appearance to protest the lack or inadequacy of notice) or by proxy, shall be deemed equivalent to such notice.

Section 5:    Voting of Securities.    Except as the directors may otherwise designate, the President may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this Corporation.

Section 6:    Evidence of Authority.    A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 7:    Certificate of Incorporation.    All references to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation.

Section 8:    Transactions with Interested Parties.    No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or a committee of the Board which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(1)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee of the Board, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 9:    Severability.    Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

ARTICLE VIII - AMENDMENTS

Section 1:    By the Board of Directors.    These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

Section 2:    By the Stockholders.    These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that:

1.	I am the duly elected, acting and qualified Secretary of Appligation, Inc., a Delaware corporation (the “Corporation”); and

2.

The attached Bylaws, as duly adopted by the Directors of the Corporation as of November 30, 2000, comprising 12 pages, are the true and complete copy of the Bylaws of the Corporation as in effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of November 28, 2000.

/s/ Ken Xie, Secretary
Ken Xie, Secretary

CERTIFICATE OF AMENDMENT

OF BYLAWS OF

FORTINET, INC.

The undersigned, being the Secretary of Fortinet, Inc., hereby certifies that Article III, Section 2 of the Bylaws of this corporation was amended, effective January 28, 2008, by the Board of Directors of the corporation to read as follows:

“Section 2:    Number; Election; Tenure; Qualification.    The Board shall consist of not less than 5 nor more than 9 directors. The board of directors or stockholders shall fix the exact number of directors in the manner provided in these Bylaws, within the limits specified above. Each director shall be elected by the stockholders at the annual meeting and shall hold office until the next annual meeting and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Directors need not be stockholders of the Corporation.”

/s/ John Whittle, Secretary
John Whittle, Secretary